Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-252236 and 333-252237 on Form S-3, and Registration Nos. 333-251800, 333-261272 and 333-268504 on Form S-8 of Great Elm Group, Inc. of our report dated March 2, 2023 relating to the consolidated financial statements of Great Elm Capital Corp. incorporated by reference in this Annual Report on Form 10-K of Great Elm Group, Inc. for the year ended June 30, 2023.

/s/ Deloitte & Touche LLP

Boston, MA

September 20, 2023